Exhibit 99.1

Chimera Investment Corporation Announces 4th Quarter 2012 Dividend of $0.09 per Share; Dividend Distribution Tax Information; Change to Management Fee

NEW YORK--(BUSINESS WIRE)--November 28, 2012--The Board of Directors of Chimera Investment Corporation (NYSE: CIM) declared the fourth quarter 2012 common stock cash dividend of $0.09 per common share. This dividend is payable January 25, 2013, to common shareholders of record on December 31, 2012. The ex-dividend date is December 27, 2012.

As previously announced, the Company initiated a regular quarterly dividend of $0.09 per share for each of the third quarter and fourth quarter of 2012, portions of which may be ordinary income, capital gains or a return of capital. The Board of Directors has reviewed this program and has decided to maintain a quarterly dividend of $0.09 per share for each of the first quarter and second quarter of 2013. The Board of Directors will review this program after the conclusion of the second quarter of 2013. For the first three quarters of 2012, Chimera has paid cash dividends totaling $0.29 per common share. Of this amount, $0.06 is currently expected to be characterized as a return of capital for federal income tax purposes, although this estimate will not be finalized until the Company files its 2012 tax return.

The independent members of the Board of Directors also announced that they have agreed with the Company’s manager, Fixed Income Discount Advisory Company, to reduce the management fee to 0.75% from 1.50% per annum. The reduction is effective as of November 28, 2012, and will remain in effect until the Company is current on all of its filings required under applicable securities laws.

The Company had previously announced that it would delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2011, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012. The Company announced that its previously filed Annual Reports on Form 10-K for the years ended December 31, 2010, 2009 and 2008, and the Quarterly Reports on Form 10-Q beginning with the quarter ended September 30, 2008, and for all subsequent quarters through the quarter ended September 30, 2011, will be restated and can no longer be relied upon.

The restatement is not expected to affect the Company’s previously announced GAAP or economic book values, actual cash flows, dividends and taxable income for any previous period. The Company is currently unable to estimate the timing for filing its 2011 Form 10-K, and expects to file its Form 10-Q for the quarter ended March 31, 2012, within 60 days after it files its 2011 Form 10-K and any subsequent unfiled Quarterly Reports will be filed as soon as practicable.

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures, material weaknesses in internal control over financial reporting and the filing of the Company’s untimely SEC reports, to differ materially from those in the forward-looking statements. These factors include, among other things, the risk that additional information may arise from the preparation of the Company’s restated consolidated financial statements and that the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Item 1A — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”), as supplemented by the reports the Company has filed since the 2010 10-K.

CONTACT:
Chimera Investment Corporation
Investor Relations, 646-454-3759